                                                                      EXHIBIT 12

Nortek, Inc.
Calculation of Earnings to Fixed Charges
(Amounts in Millions)

                                             Year Ended December 31,               Three Months Ended
                                      ------------------------------------------   ------------------
                                                                                   April 4,  April 3,
                                      1994     1995      1996      1997     1998     1998      1999
Earnings (Loss) from Continuing
Operations                            15.4     17.5      23.7      26.4     34.0      1.3       3.5
Provision for Income Taxes             8.7     10.6      14.9      16.3     27.3      1.2       3.0
                                      ---------------------------------------------------------------
"Earnings"                            24.1     28.1      38.6      42.7     61.3      2.5       6.5
                                      ===============================================================
Fixed Charges:
      Interest Expense including
      amortization of Debt Expense
      and Discount                     23.8     23.0      28.4      50.2     86.3    19.5      24.0

      Interest portion of Rental
      Expense                           1.9      1.9       1.8       2.5      4.5     1.1       1.0
                                       ----     ----      ----      ----    -----    ----      ----
      "Fixed Charges"                  25.7     24.9      30.2      52.7     90.8    20.6      25.0
                                       ====     ====      ====      ====    =====    ====      ====

      Earnings Available for
      Fixed Charges                    49.8     53.0      68.8      95.4    152.1    23.1      31.5

      Ratio of Earnings to
      Fixed Charges                     1.9      2.1       2.3       1.8      1.7     1.1       1.3

                                                          Year Ended December 31, 1998
                                                    ----------------------------------------

                                                        Nortek          NuTone      Pro Forma
                                                      Historical      Historical     Company
Earnings from Continuing Operations                      34.0            3.2         31.4
Provision for Income Taxes                               27.3            2.1         27.6
                                                         ----           ----         ----
"Earnings"                                               61.3            5.3         59.0
                                                         ====           ====         ====
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                          86.3            7.1         97.6

      Interest portion of Rental Expense                  4.5             .3          4.8
                                                         ----           ----         ----
      "Fixed Charges"                                    90.8            7.4        102.4
                                                        =====          =====        =====

Earnings Available for Fixed Charges                    152.1           12.7        161.4

Ratio of Earnings to Fixed Charges                        1.7            1.7          1.6

                                                        Three Months Ended April 4, 1998
                                                    ----------------------------------------

                                                        Nortek         NuTone      Pro Forma
                                                      Historical     Historical     Company
Earnings from Continuing Operations                       1.3            0.7          0.5
Provision for Income Taxes                                1.2            0.5          0.5
                                                         ----           ----         ----
"Earnings"                                                2.5            1.2          1.0
                                                         ====           ====         ====
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                          19.5            3.1         24.3

      Interest portion of Rental Expense                  1.1            0.1          1.2
                                                         ----           ----         ----
      "Fixed Charges"                                    20.6            3.2         25.5
                                                        =====          =====        =====

Earnings Available for Fixed Charges                     23.1            4.4         26.5

Ratio of Earnings to Fixed Charges                        1.1            1.4          1.0